Exhibit 99.1

Nuvve Provides Third Quarter 2023
Financial Update
Investor Conference Call to be Held Today at 5:00 PM Eastern Time (2:00 PM PT)

SAN DIEGO, November 9, 2023 /PRNewswire/— Nuvve Holding Corp. (Nuvve) (Nasdaq: NVVE), a green energy technology company that provides a globally-available, commercial vehicle-to-grid (V2G) technology platform that enables electric vehicle (EV) batteries to store and resell unused energy back to the local electric grid and provides other grid services, today provided a third quarter 2023 update.
 Third Quarter Highlights and Recent Developments

•Fully integrated Nuvve’s purpose-built Astrea AI technology into the FleetBox® charge management app, which customers use to manage routes, battery state of charge, charging status, charging equipment and reports
•Received a proposed award of $1.9 million by the California Energy Commission to fund project “RESCHOOL”, which is intended to showcase the impact of electric school buses and bi-directional charging infrastructure on enhancing the resilience of the power grid
•In partnership with Blue Bird, Nuvve K-12 deployed what is understood to be the first all-electric school bus fleet in the U.S., replacing the five diesel bus fleet in Martinsville, Texas
•Reduced cash operating loss in third quarter 2023 to $7.3 million compared to $7.4 million in third quarter 2022
•Increased megawatts under management by 6.1% to 21.2 megawatts as of September 30, 2023 from 20.0 megawatts on June 30, 2023; growth accelerated further in October with record deployments
•Cash and cash equivalents of $13.9 million as of September 30, 2023, including $9.8 million in EPA grant funds due to customers
Management Discussion

Gregory Poilasne, Chief Executive Officer of Nuvve, said, “Through the third quarter of 2023, Nuvve is on pace to increase its revenues by more than 50% this year as orders, sales and deployments of charging stations connected to our GIVe™ V2G software platform, as well as grid service revenues, have all shown a substantial improvement over 2022 levels. We believe we are laying the foundation for continued momentum as we go into 2024 and for the inflection in electrification that we feel is inevitable in the back half of this decade, with Nuvve K-12, our expertise in stationary storage, and our enhanced Astrea AI forecasting capabilities particularly notable, differentiating drivers of our business today. The capital markets remain challenging – especially for companies in our position. However, we remain diligent in our efforts to further reduce costs while exploring all funding opportunities so that we can remain committed to sustaining our trajectory of innovation and growth.”

2023 Third Quarter Financial Review

Total revenue was $2.7 million for the three months ended September 30, 2023, compared to $0.6 million for the three months ended September 30, 2022, an increase of approximately $2.2 million, or 389.9%. The increase was primarily attributable to a $1.5 million increase in products revenue and $0.7 million increase in services revenue due to higher customers sales orders and shipments. Products and services revenue for the three months ended September 30, 2023, consisted of sales of school buses of $1.0 million, DC and AC Chargers of $0.8 million, grid services revenue of $0.6 million, and engineering services of $0.3 million.
Cost of products and services revenue for the three months ended September 30, 2023, increased by $2.1 million to $2.4 million, compared to $0.3 million for the three months ended September 30, 2022 due to higher customers sales orders and shipments. Products and services margin decreased to 9.0% for the three months ended September 30, 2023, compared to 43.3% in the same prior year period. Margin was mostly impacted by a higher mix of hardware charging stations sales, including the impact of lower margin school buses sales, offset by a lower mix of engineering services in the current quarter.
Selling, general and administrative expenses consist of selling, marketing, advertising, payroll, administrative, legal, finance, and professional expenses. Selling, general and administrative expenses were $6.5 million for the three months ended September 30, 2023, as compared to $7.2 million for the three months ended September 30, 2022, a decrease of $0.7 million, or 9.5%.
The decrease during the three months ended September 30, 2023 was primarily attributable to decreases in compensation expenses of $0.3 million, including share-based compensation, decreases in insurance related expenses of $0.3 million, decreases in insurance related expenses of expenses of $0.3 million, partially offset by increased in audit services fees of $0.1 million, increases in subcontractor and outside services expenses of $0.1 million, increases in legal fees expenses $0.2 million, increases in bad debt expenses $0.1 million, and software subscription expenses of $0.2 million. Expenses resulting from the consolidation of Levo's activities during the three months ended September 30, 2023, accounted for approximately $0.5 million of the decrease in selling, general and administrative expenses.
Research and development expenses increased by $0.6 million, or 34%, from $1.7 million for the three months ended September 30, 2022 to $2.3 million for the three months ended September 30, 2023. The increases during the three months ended September 30, 2023 was primarily attributable to increases in compensation expenses and subcontractor expenses used to advance our platform functionality and integration with more vehicles.
Other income (expense) consists primarily of interest expense, change in fair value of warrants liability and derivative liability, and other income (expense). Other income (expense) decreased by $1.8 million from $1.9 million of other income for the three months ended September 30, 2022, to $0.1 million in other income for the three months ended September 30, 2023. The decrease during the three months ended September 30, 2023 was primarily attributable to the change in fair value of the warrants liability and derivative liability.
In each of the three months ended September 30, 2023 and 2022, we recorded no material income tax expenses. The income tax expenses during each of the three months ended September 30, 2023 and 2022 were minimal primarily due to operating losses that receive no tax benefits as a result of a valuation allowance recorded for such losses.
Net loss increased by $1.7 million, or 25.1%, from $6.7 million for the three months ended September 30, 2022, to $8.3 million for the three months ended September 30, 2023. The increase in net loss was primarily due to a decrease in other income of $1.8 million, and an increase in operating expenses of $2.0 million, which includes an increase in cost of product of $2.1 million mainly associated with the loss on the sale of school buses, partially offset by increase in revenue of $2.2 million, for the above aforementioned reasons.
Net Income (Loss) Attributable to Non-Controlling Interest
Net income attributable to non-controlling interest was $0.01 million for the three months ended September 30, 2023 compared to net loss attributable to non-controlling interest of $0.17 million for the three months ended September 30, 2022.
Net income (loss) is allocated to non-controlling interests in proportion to the relative ownership interests of the holders of non-controlling interests in Levo, an entity formed by us with Stonepeak and Evolve. We own 51% of Levo's common units and Stonepeak and Evolve own 49% of Levo's common units. We have determined that Levo is a variable interest entity (“VIE”) in which we are the primary beneficiary. Accordingly, we consolidated Levo and recorded a non-controlling interest for the share of Levo owned by Stonepeak and Evolve during the three months ended September 30, 2023.

Conference Call Details
The Company will hold a conference call to review its financial results for the third quarter of 2023, along with other Company developments, at 5:00 PM Eastern Time (2:00 PM PT) today, Thursday, November 9, 2023.
To participate, please register for and listen via a live webcast, which is available in the ‘Events’ section under the ‘News & Events’ tab of Nuvve’s investor relations website at https://investors.nuvve.com/. In addition, a replay of the call will be made available for future access.
About Nuvve Holding Corp.

Nuvve Holding Corp. (Nasdaq: NVVE) has developed a proprietary vehicle-to-grid (V2G) technology, including its Grid Integrated Vehicle (“GIVe™”) cloud-based software platform, that enables it to link multiple electric vehicle (“EV”) batteries into a virtual power plant to provide bi-directional energy to the electrical grid in a qualified and secure manner. Combining the world’s most advanced V2G technology and an ecosystem of electrification partners, Nuvve dynamically manages power among electric vehicle (EV) batteries and the grid to deliver new value to EV owners, accelerate the adoption of EVs, and support the world’s transition to clean energy. With products designed to transform EVs into mobile energy storage assets and networking battery capacity to support shifting energy needs, Nuvve is working toward making the grid more resilient, enhancing sustainable transportation, and supporting energy equity in an electrified world. Since its founding in 2010, Nuvve has successfully deployed V2G on five continents and offers turnkey electrification solutions for fleets of all types. Nuvve is headquartered in San Diego, California, and can be found online at nuvve.com.

Nuvve and associated logos are among the trademarks of Nuvve and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as "may," "will," "expects," "believes," "aims," "anticipates," "plans," "looking forward to," "estimates," "projects," "assumes," "guides," "targets," "forecasts," "continue," "seeks" or the negatives of such terms or other variations on such terms or comparable terminology, although not all forward-looking statements contain such identifying words. Forward-looking statements include, but are not limited to, statements concerning Nuvve’s expectations, plans, intentions, strategies, prospects, business plans, product and service offerings, new deployments, potential project successes, and other statements that are not historical facts. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Some of these risks and uncertainties can be found in Nuvve’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC). Copies of these filings are available online at www.sec.gov, https://investors.nuvve.com or on request from Nuvve. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Nuvve’s filings with the SEC. Such forward-looking statements speak only as of the date made, and Nuvve disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this press release.
Trademarks
This press release contains trademarks, service marks, trade names and copyrights of Nuvve and other companies, which are the property of their respective owners.
Nuvve Investor Contact

ICR Inc.
nuvve@icrinc.com
+1 (646) 200-8872

FINANCIAL TABLES FOLLOW
 NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash	$13,864,646	$15,753,896
Restricted cash	480,000	480,000
Accounts receivable, net	2,669,269	1,121,694
Inventories	6,833,937	11,551,831
Prepaid expenses	1,061,770	1,487,582
Other current assets	1,567,143	1,454,563
Total current assets	26,476,765	31,849,566
Property and equipment, net	686,977	636,944
Intangible assets, net	1,237,062	1,341,640
Investment in equity securities	670,951	1,670,951
Investment in leases	114,865	97,054
Right-of-use operating lease assets	4,959,255	5,305,881
Financing receivables	288,872	288,872
Security deposit, long-term	29,649	8,682
Total assets	$34,464,396	$41,199,590

Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities
Accounts payable	$1,684,764	$2,390,422
Due to customers	9,830,000	—
Accrued expenses	3,598,525	3,347,399
Deferred revenue	1,116,511	1,221,497
Operating lease liabilities - current	859,820	824,326
Other liabilities	803,091	113,844
Total current liabilities	17,892,711	7,897,488

Operating lease liabilities - noncurrent	4,746,575	5,090,170
Warrants liability	76,275	220,884
Derivative liability - non-controlling redeemable preferred shares	285,640	359,225
Other long-term liabilities	618,156	393,179
Total liabilities	23,619,357	13,960,946

Commitments and Contingencies
Mezzanine equity
Redeemable non-controlling interests, preferred shares, zero par value, 1,000,000 shares authorized, 3,138 shares issued and outstanding at September 30, 2023 and December 31, 2022; aggregate liquidation preference of $3,676,668 and $3,464,606 at September 30, 2023 and December 31, 2022, respectively	4,032,163	3,547,765
Class D Incentive units, zero par value, 1,000,000 units authorized; 50,000 and 250,000 units issued and outstanding at September 30, 2023 and December 31, 2022, respectively	185,004	445,479
Stockholders’ equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; zero shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 32,505,010 and 24,272,150 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	3,251	2,427
Additional paid-in capital	152,100,803	144,073,505
Accumulated other comprehensive income	104,539	76,182
Accumulated deficit	(140,957,114)	(116,956,528)
Nuvve Holding Corp. Stockholders’ Equity	11,251,479	27,195,586
Non-controlling interests	(4,623,607)	(3,950,186)
Total stockholders’ equity	6,627,872	23,245,400
Total Liabilities, Mezzanine Equity and Stockholders’ Equity	$34,464,396	$41,199,590

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Products	$1,772,532	$280,184	$4,748,141	$3,333,825
Services	866,477	207,634	1,720,262	475,806
Grants	73,563	65,869	219,082	416,816
Total revenue	2,712,572	553,687	6,687,485	4,226,447
Operating expenses
Cost of products	2,314,854	215,068	5,037,756	3,114,573
Cost of services	86,371	61,417	775,489	338,820
Selling, general, and administrative	6,481,759	7,163,673	18,751,119	22,925,745
Research and development	2,292,908	1,715,821	6,780,211	6,021,535
Total operating expenses	11,175,892	9,155,979	31,344,575	32,400,673

Operating loss	(8,463,320)	(8,602,292)	(24,657,090)	(28,174,226)
Other income (expense)
Interest income, net	16,213	39,150	105,194	47,553
Change in fair value of warrants liability	214,573	1,852,700	144,609	11,213,700
Change in fair value of derivative liability	67,366	(40,245)	73,585	(19,309)
Other, net	(168,177)	89,222	356,155	81,455
Total other income, net	129,975	1,940,827	679,543	11,323,399
Loss before taxes	(8,333,345)	(6,661,465)	(23,977,547)	(16,850,827)
Income tax expense	—	—	—	—
Net loss	$(8,333,345)	$(6,661,465)	$(23,977,547)	$(16,850,827)
Less: Net income (loss) attributable to non-controlling interests	8,285	(168,985)	23,039	(459,863)
Net loss attributable to Nuvve Holding Corp.	$(8,341,630)	$(6,492,480)	$(24,000,586)	$(16,390,964)
Less: Preferred dividends on redeemable non-controlling interests	72,092	66,601	212,062	195,912
Less: Accretion on redeemable non-controlling interests preferred shares	161,466	161,466	484,398	484,398
Net loss attributable to Nuvve Holding Corp. common stockholders	$(8,575,188)	$(6,720,547)	$(24,697,046)	$(17,071,274)

Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(0.27)	$(0.31)	$(0.88)	$(0.85)

Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	32,191,013	21,952,882	28,172,399	19,972,016

  NUVVE HOLDING CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(8,333,345)	$(6,661,465)	$(23,977,547)	$(16,850,827)
Other comprehensive (loss) income, net of taxes
Foreign currency translation adjustments, net of taxes	$18,124	$(61,299)	$28,357	$(101,297)
Total comprehensive loss	$(8,315,221)	$(6,722,764)	$(23,949,190)	$(16,952,124)
Less: Comprehensive income (loss) attributable to non-controlling interests	$8,285	$(168,985)	$23,039	$(459,863)
Comprehensive loss attributable to Nuvve Holding Corp.	$(8,323,506)	$(6,553,779)	$(23,972,229)	$(16,492,261)
Less: Preferred dividends on redeemable non-controlling interests	$(72,092)	$(66,601)	$(212,062)	$(195,912)
Less: Accretion on redeemable non-controlling interests preferred shares	(161,466)	(161,466)	(484,398)	(484,398)
Comprehensive loss attributable to Nuvve Holding Corp. common stockholders	$(8,089,948)	$(6,325,712)	$(23,275,769)	$(15,811,951)

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Operating activities
Net loss	$(23,977,547)	$(16,850,827)
Adjustments to reconcile to net loss to net cash used in operating activities
Depreciation and amortization	237,043	211,220
Stock-based compensation	3,197,471	4,487,003
Change in fair value of warrants liability	(144,609)	(11,213,700)
Change in fair value of derivative liability	(73,585)	19,309
Loss on disposal of asset	(1,088)	—
Gains from sale of investments in equity securities	(325,155)	—
Noncash lease expense	355,133	336,903
Change in operating assets and liabilities
Accounts receivable	(1,547,575)	818,758
Inventory	4,717,894	(649,809)
Prepaid expenses and other assets	304,031	(2,040,485)
Accounts payable	(705,658)	(4,070,611)
Due to customers	9,830,000	—
Accrued expenses	2,056,210	443,491
Deferred revenue	(122,797)	324,660
Net cash used in operating activities	(6,200,232)	(28,184,088)
Investing activities
Purchase of property and equipment	(199,877)	(349,182)
Investments in equity securities	—	(1,000,000)
Proceeds from sale of investments in equity securities	1,325,155	—
Net cash provided (used) in investing activities	1,125,278	(1,349,182)
Financing activities
Proceeds from forward option put exercise	—	1,994,073
Proceeds from exercise of pre-funded warrants related to Direct Offering	—	58
Proceeds from Direct Offering of common stock, net of offering costs	2,347,192	13,069,815
Proceeds from common stock offering, net of offering costs	884,586	3,763,494
Payment of finance lease obligations	(5,375)	(7,396)
Proceeds from exercise of stock options	—	209,280
Net cash provided in financing activities	3,226,403	19,029,324
Effect of exchange rate on cash	(40,699)	(121,218)
Net decrease in cash and restricted cash	(1,889,250)	(10,625,164)
Cash and restricted cash at beginning of year	16,233,896	32,740,520
Cash and restricted cash at end of period	$14,344,646	$22,115,356

NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Supplemental Disclosure of Noncash Financing Activity
Transfer of inventory to property and equipment	$—	$87,095